Filed Pursuant to Rule 424(b)(5)

Registration Statement No. 333-237413

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus do not constitute an offer to sell these securities, and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS SUPPLEMENT DATED SEPTEMBER 20, 2021

PROSPECTUS SUPPLEMENT

(To Prospectus dated April 14, 2020)

                     Shares of Common Stock

                                     Shares of Series B Preferred Stock

Viridian Therapeutics, Inc.

We are offering             shares of our common stock, and, for certain investors, shares of our Series B non-voting convertible preferred stock, par value $0.01 per share (“Series B Preferred Stock”). Each share of Series B Preferred Stock is convertible into 66.67 shares of our common stock at the election of the holder, subject to the Series B Beneficial Ownership Limitation (as defined in “Description of Capital Stock”). Shares of our Series B Preferred Stock generally have no voting rights, except as required by law, and participate pari passu (on an as-converted basis) with any distribution of proceeds to the holders of our common stock and our Series A non-voting convertible preferred stock, par value $0.01 per share (“Series A Preferred Stock”), in the event of the Company’s liquidation, dissolution or winding up or the payment of a dividend on shares of our common stock.

Our common stock is traded on The Nasdaq Capital Market under the symbol “VRDN.” On September 17, 2021, the last reported sale price per share of our common stock was $11.63. There is no established public trading market for our Series B Preferred Stock, and we do not expect a market to develop. In addition, we do not intend to apply for a listing of our Series B Preferred Stock on any national securities exchange.

Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described under the heading “Risk Factors” on page S-6 of this prospectus supplement and in the accompanying prospectus, as well as those contained in the other documents that are incorporated by reference and any related free writing prospectus. You should carefully read this entire prospectus supplement and the accompanying prospectus, including any information incorporated by reference, before deciding whether to purchase shares of our common stock.

	PER SHARE OF COMMON STOCK	PER SHARE OF SERIES B PREFERRED STOCK	TOTAL
Public offering price	$	$	$
Underwriting discounts and commissions (1)	$	$	$
Proceeds to Company before expenses	$	$	$

(1)	See “Underwriting” beginning on page S-15 of this prospectus supplement for additional information regarding underwriting compensation.

The underwriters may also exercise their option to purchase up to an additional              shares of common stock from us, at the public offering price, less the underwriting discounts and commissions, for 30 days after the date of this prospectus supplement.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The shares of common stock will be ready for delivery on or about            , 2021.

Joint Book-Running Managers

Jefferies	SVB Leerink	Evercore ISI

Prospectus Supplement dated , 2021.

PROSPECTUS SUPPLEMENT

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 (File No. 333-237413) that we filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 26, 2020, using a “shelf” registration process. Under this shelf registration, we may, from time to time, sell common stock and other securities, including in this offering. This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about this offering. The second part consists of the accompanying prospectus, which provides more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus, or any documents incorporated by reference, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus, including the documents incorporated by reference therein. Information in any document we subsequently file that is incorporated by reference shall modify or supersede the information in this prospectus supplement, the accompanying prospectus and documents incorporated by reference prior to such subsequent filing. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents we have referred you to in the section entitled “Where You Can Find More Information” below in this prospectus supplement.

We are responsible for the information contained and incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or permitted or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. The information contained and incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering speaks only as of the date of this document, unless the information specifically indicates that another date applies. Neither the delivery of this prospectus supplement, the accompanying prospectus or any free writing prospectus that we have authorized for use in connection with this offering, nor any sale of securities made under these documents, will, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus supplement, the accompanying prospectus or any free writing prospectus that we have authorized for use in connection with this offering, nor that the information contained or incorporated by reference is correct as of any time subsequent to the date of such information. You should assume that the information contained and incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of the date of the documents containing the information, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since those dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the shares of common stock and Series B Preferred Stock to which it relates, nor do this prospectus supplement and the accompanying prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

Unless otherwise indicated, information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus concerning our industry and the markets in which we operate, including market position and market opportunity, is based on information from our management’s estimates, as well as from industry publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. However, assumptions and estimates of our future performance, and the future performance of our industry are subject to numerous known and unknown risks and uncertainties, including those described under the heading “Risk Factors” beginning on page S-6 of this prospectus supplement and the risk factors incorporated by reference into this prospectus supplement and accompanying prospectus. These and other important factors could result in our estimates and assumptions being materially different from future results. You should read the information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus completely and with the understanding that future results may be materially different and worse from what we expect. See the information included under the heading “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains forward-looking statements that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” “expect,” “predict,” “potential,” “opportunity,” “goals,” or “should,” and similar expressions are intended to identify forward-looking statements. All statements contained in this prospectus supplement, other than statements of historical fact, are forward-looking statements. You should not unduly rely on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, some of which are beyond our control. These risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.

Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including, without limitation, statements relating to:

•	our integration efforts following the acquisition of Private Viridian (as defined below);

•	our future research and development activities, including clinical testing and the costs and timing thereof;

•	our strategy, including clinical development of VRDN-001, VRDN-002 and other product candidates, and the clinical and commercial potential of our product candidates, if approved;

•	the sufficiency of our cash resources;

•	our ability to raise additional funding when needed;

•	any statements concerning anticipated regulatory activities or licensing or collaborative arrangements;

•

business interruptions resulting from the COVID-19 outbreak or similar public health crises, which could cause a disruption in the development of our product candidates and adversely impact our business;

•	our research and development and other expenses;

•	our operations and legal risks;

•	our ability to maintain our listing on a national securities exchange; and

•	any statement of assumptions underlying any of the foregoing.

These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from the anticipated future results, performance or achievements expressed or implied by any forward-looking statements, including the factors described under the heading “Risk Factors” in this prospectus supplement and the accompanying prospectus, and the risk factors and cautionary statements described in other documents that we file from time to time with the SEC, specifically under the heading “Item 1A. Risk Factors” and elsewhere in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 that was filed with the SEC on August 12, 2021. You should evaluate all forward-looking statements made in this prospectus supplement and the accompanying prospectus, including the documents we incorporate by reference, in the context of these risks, uncertainties and other factors.

We caution you that the risks, uncertainties and other factors referred to above may not contain all of the risks, uncertainties and other factors that are important to you. In addition, we cannot assure you that we will realize the results, benefits or developments that we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our business in the way expected. All forward-looking statements in this prospectus supplement and the accompanying prospectus, including the documents we incorporate by reference, apply only as of the date made and are expressly qualified in their entirety by the cautionary statements included in this prospectus supplement and the accompanying prospectus. We undertake no obligation to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.

PROSPECTUS SUPPLEMENT SUMMARY

The following summary of our business highlights certain of the information contained elsewhere in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that may be important to you. You should carefully read this entire prospectus supplement and the accompanying prospectus, including any information incorporated by reference, which are described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” herein and therein. In particular, you should carefully consider the risks and uncertainties described under the heading “Risk Factors” in this prospectus supplement and in the accompanying prospectus, as well as those contained in the other documents incorporated by reference herein and any related free writing prospectus.

Unless otherwise mentioned or unless the context requires otherwise, throughout this prospectus supplement, the words “Viridian,” “we,” “us,” “our” or the “Company” refer to Viridian Therapeutics, Inc., and the term “securities” refers to shares of our common stock and shares of our Series B Preferred Stock.

Company Overview

We are a biotechnology company focused on engineering and developing best-in-class therapeutics antibodies for patients suffering from serious diseases that are underserved by current therapies. We are developing multiple product candidates to treat patients who suffer from thyroid eye disease (“TED”), a debilitating auto-immune disease that causes inflammation and fibrosis of the orbit and tissues surrounding the eye which can lead to proptosis, or bulging of the eyes, redness and swelling, double vision, pain, and potential blindness. TED significantly impacts quality of life, imposing a high physical and mental burden on patients. There is currently one U.S. Food and Drug Administration (“FDA”) approved treatment for TED, which is an intravenously administered monoclonal antibody that targets insulin-like growth factor 1 receptor (“IGF-1R”).

Our most advanced program, VRDN-001, is a differentiated monoclonal antibody targeting IGF-1R for a clinically and commercially validated target for the treatment for TED. This antibody was previously studied in over 100 oncology patients as AVE-1642. The pharmacokinetics, pharmacodynamics, safety, and tolerability data from that clinical program have informed our plans to evaluate VRDN-001 in TED. We have completed a successful pre-investigational new drug (“IND”) meeting with the FDA and have gained agreement on our initial development plans and the proposed design of our first VRDN-001 clinical trial, which will evaluate proof of concept and dose-ranging in TED patients. Based on FDA feedback, IND-enabling activities remain on track, and we plan to file an IND in the fourth quarter of 2021. Initial proof of concept data in patients are expected in the second quarter of 2022, followed by dose exploration to inform potential intravenous and subcutaneous dosing paradigms.

We are also developing VRDN-002, a distinct IGF-1R antibody that incorporates half-life extension technology and is designed to support administration as a convenient, low volume, subcutaneous injection. IND-enabling activities remain on track, and we plan to file an IND by the end of 2021. We expect to initiate clinical development with a Phase 1 single ascending dose trial to explore safety, tolerability, pharmacokinetics, and target engagement of VRDN-002 in healthy volunteers. Data from this trial are expected by mid-year 2022 and could demonstrate feasibility of a low-volume and/or low-frequency dosing paradigm. In parallel, formulation development is on track to support initiation of a clinical trial evaluating low-volume subcutaneous injection of VRDN-002 in 2022.

In addition to developing therapies for TED, we have applied criteria similar to those used to select our TED research and development programs to identify other opportunities to develop fast-follower therapies in other rare disease indications. We are focused on opportunities that will leverage validated mechanisms, technologies, and modalities to bring new therapeutic options to patients underserved by current therapies. Our most advanced of these programs is VRDN-004, a discovery-stage therapeutic antibody program for a target and indication distinct from IGF-1R and TED. We continue to evaluate and pursue additional opportunities to expand our product pipeline for rare disease indications, either by discovering novel antibodies internally, or by acquiring rights to existing antibodies or antibody sequences. Our goal is to build a sustainable portfolio of investigational monoclonal antibody therapies.

Corporate History and Information

We were initially founded as a Delaware limited liability company in January 2010 and subsequently incorporated as a Delaware corporation in June 2014. On October 27, 2020, pursuant to the merger agreement between miRagen Therapeutics, Inc. and Viridian Therapeutics, Inc. (“Private Viridian”), we acquired Private Viridian and on January 20, 2021, we changed our name from Miragen Therapeutics, Inc. to Viridian Therapeutics, Inc. Our common stock currently trades on The Nasdaq Capital Market under the ticker symbol “VRDN.”

Our principal executive office is located at 203 Crescent Street, Bldg. 17, Suite 102B, Waltham, MA 02453, and our telephone number is (617) 272-4600. Our website address is www.viridiantherapeutics.com. The information contained on, or that can be accessed through, our website is not part of this prospectus supplement. We have included our website in this prospectus supplement solely as an inactive textual reference.

THE OFFERING

Common stock offered by us	shares.

Series B Preferred Stock offered by us

                    shares.

Each share of Series B Preferred Stock is convertible into 66.67 shares of our common stock at the election of the holder, subject to the Series B Beneficial Ownership Limitation (as defined in “Description of Capital Stock”). Shares of our Series B Preferred Stock generally have no voting rights, except as required by law, and participate pari passu (on an as-converted basis) with any distribution of proceeds to the holders of our common stock and Series A Preferred Stock, in the event of the Company’s liquidation, dissolution or winding up or the payment of a dividend on shares of our common stock.

Common stock to be outstanding immediately after this offering	shares (or shares on an as-converted-basis, giving effect to the conversion of all of our Series A Preferred Stock and Series B Preferred Stock into shares of common stock without regard to the Ownership Limitations (as defined in “Description of Capital Stock”)). If the underwriters’ option to purchase additional shares of common stock is exercised in full, there will be shares outstanding immediately after this offering (or shares on an as-converted basis, giving effect to the conversion of all of our Series A Preferred Stock and Series B Preferred Stock into shares of common stock without regard to the Ownership Limitations). For more information regarding our Series A Preferred Stock and the definition of the Ownership Limitations, see “Description of Capital Stock.”

Option to purchase additional shares of common stock	The underwriters have a 30-day option to purchase up to additional shares of common stock.

Use of proceeds	We intend to use the net proceeds from this offering to advance the development of our VRDN-001 and VRDN-002 programs and the preclinical development of our VRDN-004 and VRDN-005 programs, as well as for working capital and general corporate purposes. See “Use of Proceeds” for additional information.

Risk factors	You should read and consider the information set forth under the heading “Risk Factors” in this prospectus supplement and in the accompanying prospectus, together with the risk factors and cautionary statements described in our most recent Quarterly Report on Form 10-Q, incorporated by reference herein, before deciding to invest in shares of our common stock or Series B Preferred Stock.

Nasdaq Capital Market Symbol	“VRDN”

Except as noted above, the number of shares of common stock to be outstanding after this offering is based on 8,608,886 shares of common stock outstanding as of June 30, 2021 and excludes, in each case as of June 30, 2021:

•

22,682,389 shares of common stock issuable upon conversion of our Series A Preferred Stock (including 1,259,060 shares of common stock issued upon conversion of 18,885 shares of Series A Preferred Stock subsequent to June 30, 2021);

•

2,703,614 shares of common stock issuable upon the exercise of outstanding stock options under our 2008 Equity Incentive Plan (the “2008 Plan”), our amended and restated 2016 Equity Incentive Plan (the “2016 Plan”) and our 2020 Equity Incentive Plan (the “2020 Plan”) having a weighted-average exercise price of $19.09 per share;

•	441,545 shares of common stock issuable upon the exercise of outstanding warrants having a weighted-average exercise price of $15.73 per share;

•	2,291,207 shares of common stock reserved for future issuance under the 2016 Plan and the 2020 Plan; and

•	85,657 shares of common stock reserved for future issuance under our 2016 Employee Stock Purchase Plan.

As of September 17, 2021, 77,153 shares of Series A Preferred Stock had been converted into 5,143,779 shares of common stock.

Unless otherwise indicated, all information in this prospectus supplement assumes (i) no exercise of the underwriters’ option to purchase additional shares of common stock and (ii) no exercise of stock options or warrants outstanding as of June 30, 2021.

RISK FACTORS

The following risk factors and other information included in this prospectus supplement should be carefully considered. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we presently deem less significant may also impair our business operations. You should carefully consider the risks described below, as well as those contained in the other documents incorporated by reference and any free writing prospectus that we have authorized for use in connection with this offering, before deciding whether to invest in our common stock and Series B Preferred Stock. If any of the following risks occur, our business, financial condition, results of operations and future growth prospects could be materially and adversely affected. In any such case, the trading price of our common stock could decline, and you could lose all or part of your investment.

Risks Relating to this Offering

We have broad discretion as to the use of proceeds from this offering and may not use the proceeds effectively.

Our management will retain broad discretion as to the allocation of the proceeds and may spend these proceeds in ways in which you may not agree. Because of the number and variability of factors that will determine our use of our existing cash, cash equivalents and short-term investments and the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure of our management to apply these funds effectively could result in unfavorable returns and uncertainty about our prospects, each of which could cause the price of our common stock to decline.

If you purchase shares of our common stock in this offering or shares of Series B Preferred Stock, assuming the conversion into shares of our common stock, you will incur immediate and substantial dilution.

If you purchase shares of our common stock in this offering or shares of Series B Preferred Stock, assuming the conversion into shares of our common stock, you will incur immediate and substantial dilution in the amount of $             per share of common stock and $             per share of common stock issuable upon the conversion of Series B Preferred Stock because the public offering price of $             per share is substantially higher than the as-adjusted net tangible book value per share of our outstanding common stock. In addition, you may also experience additional dilution after this offering on any future equity issuances, including the issuance of common stock in connection with the 2016 Plan and the 2020 Plan. To the extent we raise additional capital by issuing equity securities, our stockholders will experience substantial additional dilution. See “Dilution” for additional information.

Future sales of our common stock in the public market could cause our common stock price to fall.

Our common stock price could decline as a result of sales of a large number of shares of common stock after this offering or the perception that these sales could occur. These sales, or the possibility that these sales may occur, might also make it more difficult for us to sell equity securities in the future at a time and price that we deem appropriate. Upon the completion of this offering,                 shares of our common stock (or                 shares of our common stock on an as-converted-basis, giving effect to the conversion of all of our Series A Preferred Stock and Series B Preferred Stock into shares of common stock without regard to the Ownership Limitations (as defined in “Description of Capital Stock”)) will be outstanding (or                 shares of our common stock if the underwriters exercise their option to purchase additional shares from us in full (or                 shares of our common stock on an as-converted basis, giving effect to the conversion of all of our Series A Preferred Stock and Series B Preferred Stock into shares of common stock without regard to the Ownership Limitations)), based on the number of shares outstanding as of June 30, 2021, of which                     will be freely tradable without restriction in the public market immediately following this offering. If our existing stockholders sell, or indicate an intention to sell, substantial amounts of our common stock in the public market after the lock-up and other legal restrictions on resale discussed in this prospectus lapse, the trading price of our common stock could decline.

The price of our common stock may be volatile and fluctuate substantially, which could result in substantial losses for purchasers of our common stock in this offering.

If you purchase shares of our common stock in this offering, you may not be able to resell those shares at or above the public offering price. The trading price of our shares of common stock has fluctuated, and is likely to continue to fluctuate substantially. The trading price of our shares of common stock depends on a number of factors, including those described or incorporated by reference in this “Risk Factors” section, many of which are beyond our control and may not be related to our operating performance.

Since January 1, 2021, our common stock has traded at prices as low as $10.57 per share and as high as $25.67 per share through September 17, 2021. The stock market in general and the market for smaller biopharmaceutical companies in particular have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, you may not be able to sell your common stock at or above the public offering price. The market price for our common stock may be influenced by many factors, including:

•	the degree of success of competitive products or technologies;

•	results of clinical trials and preclinical studies, of our drug candidates or those of our competitors;

•	regulatory or legal developments in the United States and other countries;

•	receipt of, or failure to obtain, regulatory approvals;

•	developments or disputes concerning patent applications, issued patents or other proprietary rights;

•	the recruitment or departure of key personnel;

•	the level of expenses related to any of our drug candidates or clinical development programs;

•	the results of our efforts to discover, develop, acquire or in-license additional technologies or drug candidates;

•	actual or anticipated changes in estimates as to financial results, development timelines or recommendations by securities analysts;

•	variations in our financial results or those of companies that are perceived to be similar to us;

•	rumors or announcements regarding transactions involving our company or drug candidates;

•	changes in the structure of healthcare payment systems;

•	market conditions in the pharmaceutical and biotechnology sectors;

•	general economic, industry and market conditions; and

•	the other factors described or incorporated by reference in this “Risk Factors” section.

If securities or industry analysts either do not publish research about us or publish inaccurate or unfavorable research about us, our business or our market, or if they change their recommendations regarding our common stock adversely, the trading price or trading volume of our common stock could decline.

The trading market for our common stock will be influenced in part by the research and reports that securities or industry analysts may publish about us, our business, our market, or our competitors. If one or more of these analysts initiate research with an unfavorable rating or downgrade our common stock, provide a more favorable recommendation about our competitors or publish inaccurate or unfavorable research about our business, our common stock price would likely decline. If any analyst who may cover us were to cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the trading price or trading volume of our common stock to decline.

Shares of our common stock and Series B Preferred Stock are subordinate to any senior preferred stock we may issue and to any future indebtedness.

Shares of our common stock and Series B Preferred Stock rank junior to any shares of our senior preferred stock or shares of our senior preferred stock that we may issue in the future and to any future indebtedness we may incur, as well as to all creditor claims and other non-equity claims against us and our assets available to satisfy claims on us, including claims in a bankruptcy or similar proceeding.

Furthermore, unlike indebtedness, where principal and interest customarily are payable on specified due dates, in the case of our common stock, (i) dividends are payable only when and if declared by our board of directors or a duly authorized committee of our board of directors, and (ii) as a corporation, we are restricted to making dividend payments and redemption payments out of legally available assets. We have never paid a dividend on our common stock and have no current intention to pay dividends in the future. Furthermore, our common stock places no restrictions on our business or operations or on our ability to incur indebtedness or engage in any transactions, subject only to the voting rights available to our stockholders generally.

There is no public market for the Series B Preferred Stock being offered in this offering.

There is no established public trading market for the Series B Preferred Stock being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Series B Preferred Stock on any securities exchange or nationally recognized trading system, including The Nasdaq Capital Market. Without an active market, the liquidity of the Series B Preferred Stock will be limited.

USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately $                million (or approximately $                million if the underwriters’ option to purchase up to                additional shares of common stock is exercised in full), based on the public offering price of $                per share of common stock and $                per share of Series B Preferred Stock and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering to advance the development of our VRDN-001 and VRDN-002 programs and the preclinical development of our VRDN-004 and VRDN-005 programs, as well as for working capital and general corporate purposes.

Pending the use of the net proceeds, we may invest the proceeds in interest-bearing, investment-grade securities, certificates of deposit or government securities.

CAPITALIZATION

The following table sets forth our cash, cash equivalents and short-term investments and our capitalization as of June 30, 2021:

•	on an actual basis; and

•

on an as-adjusted basis to reflect the issuance and sale by us of                 shares of our common stock in this offering at the public offering price of $                 per share and                 shares of our Series B Preferred Stock at the public offering price of $                 , after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

You should read this information together with our consolidated financial statements and related notes and the information under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” appearing in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, incorporated by reference in this prospectus. For more details on how you can obtain our SEC reports and other information, you should read the section of the prospectus entitled “Where You Can Find More Information.”

	As of June 30, 2021
	Actual	As Adjusted
	(in thousands, except share data) (unaudited)
Cash, cash equivalents and short-term investments	$109,301	$

Stockholders’ equity:
Preferred stock, Series A non-voting convertible preferred stock, $0.01 par value; 435,000 shares authorized; 398,487 shares issued and outstanding(1)	154,363
Preferred stock, Series B non-voting convertible preferred stock, $0.01 par value; 500,000 shares authorized; no shares issued and outstanding(2)	—
Preferred stock, $0.01 par value; 5,000,000 shares authorized, no shares issued and outstanding	—
Common stock, $0.01 par value; 200,000,000 shares authorized; 8,608,886 shares issued and outstanding	86
Additional paid-in capital	259,786
Accumulated other comprehensive loss	(12)
Accumulated deficit	(315,311)
Total stockholders’ equity	98,912
Total capitalization	$98,912	$

(1)	Each share of Series A Preferred Stock is convertible at any time at the option of the holder into 66.67 shares of common stock, subject to the Series A Beneficial Ownership Limitation.
(2)	Each share of Series B Preferred Stock is convertible at any time at the option of the holder into 66.67 shares of common stock, subject to the Series B Beneficial Ownership Limitation.

The number of shares of common stock issued and outstanding in the table above excludes the following shares as of June 30, 2021:

•

22,682,389 shares of common stock issuable upon conversion of our Series A Preferred Stock (including 1,259,060 shares of common stock issued upon conversion of 18,885 shares of Series A Preferred Stock subsequent to June 30, 2021);

•

2,703,614 shares of common stock issuable upon the exercise of outstanding stock options under the 2008 Plan, the 2016 Plan and the 2020 Plan having a weighted-average exercise price of $19.09 per share;

•	441,545 shares of common stock issuable upon the exercise of outstanding warrants having a weighted-average exercise price of $15.73 per share;

•	2,291,207 shares of common stock reserved for future issuance under the 2016 Plan and the 2020 Plan; and

•	85,657 shares of common stock reserved for future issuance under our 2016 Employee Stock Purchase Plan.

DILUTION

Dilution represents the difference between the amount per share of common stock paid by purchasers of shares of common stock in this offering and the as-adjusted net tangible book value per share of our common stock immediately after this offering. The data in this section are derived from our balance sheet as of June 30, 2021. Net tangible book value per share of common stock is equal to our total tangible assets less the amount of our total liabilities and the carrying value of our Series A Preferred Stock, which is not included within stockholders’ equity (deficit), divided by the sum of the number of shares of common stock outstanding as of June 30, 2021, excluding shares of common stock underlying outstanding options. Our net tangible book value as of June 30, 2021 was $98.9 million, or $11.49 per share of common stock. For purposes of this “Dilution” section, except as otherwise noted, all subsequent share and per share information assumes the conversion of all outstanding shares of our Series A Preferred Stock into shares of common stock without regard to the Series A Beneficial Ownership Limitation (for more information, see “Description of Capital Stock”), except where expressly noted otherwise. Assuming such conversion, our net tangible book value per share as of June 30, 2021 was $3.16 per share of common stock.

We present dilution on a pro forma basis to give effect to the assumed conversion of all outstanding shares of our Series A Preferred Stock as described above. We present pro forma as-adjusted net tangible book value by further giving effect to our receipt of the estimated net proceeds from the sale of shares of our common stock and Series B Preferred Stock in this offering, based on the public offering price of $             per share of common stock and $             per share of Series B Preferred Stock and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, and the assumed conversion of the shares of Series B Preferred Stock being sold in this offering into shares of common stock without regard to the Series B Beneficial Ownership Limitation. On a pro forma as-adjusted basis, our as-adjusted net tangible book value as of June 30, 2021 would have been $                million or $                per share of common stock. This represents an immediate increase in pro forma as-adjusted net tangible book value to existing stockholders of $         per share of common stock and immediate dilution in pro forma as-adjusted net tangible book value to new investors participating in this offering of $        per share of common stock. The following table illustrates this dilution per share of common stock:

Public offering price per share of common stock			$
Net tangible book value per share of common stock as of June 30, 2021 (excluding the assumed conversion of Series A Preferred Stock)		$11.49
Pro forma net tangible book value per share as of June 30, 2021		$3.16

Increase in pro forma net tangible book value per share of common stock attributable to new investors participating in this offering	$

Pro forma as-adjusted net tangible book value per share of common stock immediately after this offering			$

Dilution per share of common stock to new investors participating in this offering			$

If the underwriters fully exercise their option to purchase additional shares of common stock, the pro forma as-adjusted net tangible book value after this offering would increase by approximately $     per share of common stock, and there would be an immediate dilution of approximately $     per share of common stock to new investors participating in this offering.

Except as noted above, the foregoing excludes, in each case as of June 30, 2021:

•

22,682,389 shares of common stock issuable upon conversion of our Series A Preferred Stock (including 1,259,060 shares of common stock issued upon conversion of 18,885 shares of Series A Preferred Stock subsequent to June 30, 2021);

•

2,703,614 shares of common stock issuable upon the exercise of outstanding stock options under the 2008 Plan, the 2016 Plan and the 2020 Plan having a weighted-average exercise price of $19.09 per share;

•	441,545 shares of common stock issuable upon the exercise of outstanding warrants having a weighted-average exercise price of $15.73 per share;

•	2,291,207 shares of common stock reserved for future issuance under the 2016 Plan and the 2020 Plan; and

•	85,657 shares of common stock reserved for future issuance under our 2016 Employee Stock Purchase Plan.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock and provisions of our certificate of incorporation, certificates of designation and amended and restated bylaws are summaries. You should also refer to certificate of incorporation and the amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus is part.

General

As of the date of this prospectus supplement, our certificate of incorporation, authorizes us to issue up to 200,000,000 shares of common stock, $0.01 par value per share, and 5,000,000 shares of preferred stock, including 435,000 shares of Series A Preferred Stock, $0.01 par value per share, and 500,000 shares of Series B Preferred Stock, $0.01 par value per share.

Common Stock

Voting Rights

Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, except on matters relating solely to terms of preferred stock. Under our certificate of incorporation and bylaws, our stockholders do not have cumulative voting rights. Because of this, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose.

Dividends

Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of our common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

Liquidation

In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock.

Rights and Preferences

Holders of our common stock do not have any preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Fully Paid and Nonassessable

All of our outstanding shares of common stock are fully paid and nonassessable.

Preferred Stock

Pursuant to our certificate of incorporation, our board of directors has the authority, without further action by the stockholders (unless such stockholder action is required by applicable law or stock exchange listing rules), to designate and issue up to 5,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the designations, powers, preferences, privileges and relative participating, optional or special rights and the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of the common stock, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.

Our board of directors, without stockholder approval, can issue preferred stock with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our company or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of the common stock and may adversely affect the voting power of holders of common stock and reduce the likelihood that holders of our common stock will receive dividend payments and payments upon liquidation.

We will fix the designations, voting powers, preferences and rights of the preferred stock of each series we issue, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series. We will describe the terms of the series of preferred stock being offered, including, to the extent applicable:

•	the title and stated value;

•	the number of shares we are offering;

•	the liquidation preference per share;

•	the purchase price;

•	the dividend rate, period and payment date and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing;

•	the provisions for a sinking fund;

•	the provisions for redemption or repurchase and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and the conversion rate or conversion price, or how they will be calculated, and the conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and the exchange rate or exchange price, or how they will be calculated, and the exchange period;

•	voting rights of the preferred stock;

•	preemptive rights;

•	restrictions on transfer, sale or other assignment;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of material or special U.S. federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•

any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

If we issue shares of preferred stock, the shares will be fully paid and nonassessable.

The issuance of preferred stock could adversely affect the voting power of holders of common stock and reduce the likelihood that the holders of our common stock will receive dividend payments and payments upon liquidation. The issuance could have the effect of decreasing the market price of the common stock. The issuance of preferred stock also could have the effect of delaying, deterring or preventing a change in control of us.

Series A Preferred Stock

Holders of Series A Preferred Stock are entitled to receive dividends on shares of Series A Preferred Stock equal to, on an as-if-converted-to-common-stock basis, and in the same form as dividends actually paid on shares of our common stock. Except as otherwise required by law, the Series A Preferred Stock does not have voting rights. However, as long as any shares of Series A Preferred Stock are outstanding, we will not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series A Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock or alter or amend the Certificate of Designation of the Series A Preferred Stock, amend or repeal any provision of, or add any provision to, the certificate of incorporation or bylaws of the Company, or file any articles of amendment, certificate of designations, preferences, limitations and relative rights of any series of Preferred Stock, if such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Series A Preferred Stock, regardless of whether any of the foregoing actions shall be by means of amendment to the certificate of incorporation or by merger, consolidation or otherwise, (b) issue further shares of Series A Preferred Stock or increase or decrease (other than by conversion) the number of authorized shares of Series A Preferred Stock, (c) prior to the Stockholder Approval (as defined in the Certificate of Designation of the Series A Preferred Stock) or at any time while at least 30% of the originally issued Series A Preferred Stock remains issued and outstanding, consummate either: (i) any Fundamental Transaction (as defined in the Certificate of Designation of the Series A Preferred Stock) or (ii) any merger or consolidation of the Company with or into another entity or any stock sale to, or other business combination in which the stockholders of the Company immediately before such transaction do not hold at least a majority of the capital stock of the Company immediately after such transaction or (d) enter into any agreement with respect to any of the foregoing.

Each share of Series A Preferred Stock is convertible into 66.67 shares of common stock at any time at the option of the holder thereof, subject to certain limitations, including that a holder of Series A Preferred Stock is prohibited from converting shares of Series A Preferred Stock into shares of common stock if, as a result of such conversion, such holder, together with its affiliates, would beneficially own more than a specified percentage (to be established by the holder between 4.9% and 19.9%) of the total number of shares of common stock issued and outstanding immediately after giving effect to such conversion (the “Series A Beneficial Ownership Limitation”).

Series B Preferred Stock

Holders of Series B Preferred Stock are entitled to receive dividends on shares of Series B Preferred Stock equal to, on an as-if-converted-to-common-stock basis, and in the same form as dividends actually paid on shares of our common stock. Except as otherwise required by law, the Series B Preferred Stock does not have voting rights. However, as long as any shares of Series B Preferred Stock are outstanding, we will not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series B Preferred Stock, alter or change adversely the powers, preferences or rights given to the Series B Preferred Stock or alter or amend the Certificate of Designation of the Series B Preferred Stock, amend or repeal any provision of, or add any provision to, the certificate of incorporation or bylaws of the Company, or file any articles of amendment, certificate of designations, preferences, limitations and relative rights of any series of Preferred Stock, if such action would materially and adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Series B Preferred Stock, regardless of whether any of the foregoing actions shall be by means of amendment to the certificate of incorporation or by merger, consolidation or otherwise.

Each share of Series B Preferred Stock is convertible into 66.67 shares of common stock at any time at the option of the holder thereof, subject to certain limitations, including that a holder of Series B Preferred Stock is prohibited from converting shares of Series B Preferred Stock into shares of common stock if, as a result of such conversion, such holder, together with its affiliates, would beneficially own more than a specified percentage (to be established by the holder between 4.9% and 19.9%) of the total number of shares of common stock issued and outstanding immediately after giving effect to such conversion (the “Series B Beneficial Ownership Limitation” and, collectively with the Series A Beneficial Ownership Limitation, the “Ownership Limitations”).

Anti-Takeover Provisions

We are subject to Section 203 of the Delaware General Corporation Law, or Section 203. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•

prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding upon consummation of the transaction, excluding for purposes of determining the number of shares outstanding (i) shares owned by persons who are directors and also officers and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or subsequent to the consummation of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

•	Section 203 defines a “business combination” to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; and

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

Certificate of Incorporation and Bylaws

Our certificate of incorporation and bylaws provide that:

•	the authorized number of directors can be changed only by resolution of our board of directors;

•

our board of directors is classified into three classes of directors, with staggered three-year terms and only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms;

•	our bylaws may be amended or repealed by our board of directors or stockholders;

•	our stockholders may not call special meetings of the stockholders or fill vacancies on our board of directors;

•	our stockholders may remove our directors only for cause;

•

all vacancies, including newly created directorships, may, except as otherwise required by law or subject to the rights of holders of preferred stock as designated from time to time, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•

our board of directors will be authorized to issue, without stockholder approval, preferred stock, the rights of which will be determined at the discretion of our board of directors and that, if issued, could operate as a “poison pill” to dilute the stock ownership of a potential hostile acquirer to prevent an acquisition that ours board of directors does not approve;

•	our stockholders do not have cumulative voting rights, and therefore our stockholders holding a majority of the shares of common stock outstanding will be able to elect all of our directors;

•	our stockholders must comply with advance notice provisions to bring business before or nominate directors for election at a stockholder meeting; and

•

the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (1) any derivative action or proceeding brought on our behalf, (2) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employee to us or our stockholders, (3) any action asserting a claim against us arising pursuant to any provision of the Delaware General Corporation Law or our certificate of incorporation or bylaws or (4) any action asserting a claim against us governed by the internal affairs doctrine. Notwithstanding the foregoing, these choice of forum provisions do not apply to suits brought to enforce a duty or liability created by the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any other claim for which the federal courts have exclusive jurisdiction.

These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of us. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, these provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they may also reduce fluctuations in the market price of our shares that could result from actual or rumored takeover attempts.

Potential Effects of Authorized but Unissued Stock

Our shares of common stock and preferred stock are available for future issuance without stockholder approval. We may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, to facilitate corporate acquisitions or payment as a dividend on the capital stock.

The existence of unissued and unreserved common stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third-party attempt to obtain control by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, our board of directors has the discretion to determine designations, rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each series of preferred stock, all to the fullest extent permissible under the Delaware General Corporation Law and subject to any limitations set forth in our certificate of incorporation. The purpose of authorizing the board of directors to issue preferred stock and to determine the rights and preferences applicable to such preferred stock is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible financings, acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from acquiring, a majority of our outstanding voting stock.

Amendments to Governing Documents

Generally, the amendment of our certificate of incorporation requires approval by our board of directors and a majority vote of stockholders. Any amendment to our bylaws requires the approval of either a majority of our board of directors or approval of at least a majority of the votes entitled to be cast by the holders of our outstanding capital stock in elections of our board of directors.

Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “VRDN.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock, our Series A Preferred Stock and our Series B Preferred Stock is VStock Transfer, LLC. The transfer agent and registrar’s address is 18 Lafayette Place, Woodmere, New York 11598.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement, dated              , 2021, among us and Jefferies LLC, SVB Leerink LLC and Evercore Group L.L.C., as the representatives of the underwriters named below, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the respective number of securities shown opposite its name below.

UNDERWRITERS	NUMBER OF SHARES OF COMMON STOCK	NUMBER OF SHARES OF SERIES B PREFERRED STOCK
Jefferies LLC
SVB Leerink LLC

Evercore Group L.L.C.

Total

The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent, such as the receipt by the underwriters of officers’ certificates, legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriters will purchase all of the shares of common stock if any of them are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute payments that the underwriters may be required to make in respect of those liabilities.

The underwriters have advised us that, following the completion of this offering, they currently intend to make a market in our common stock as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so and the underwriters may discontinue any market-making activities at any time without notice in their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for our common stock, that you will be able to sell any of our common stock held by you at a particular time or that the prices that you receive when you sell will be favorable. There is currently no trading market for the Series B Preferred Stock and no such trading market is expected to develop.

The underwriters are offering the securities, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares of common stock and Series B Preferred Stock and other conditions contained in the underwriting agreement such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. In addition, the underwriters have advised us that they do not intend to confirm sales to any account over which they exercise discretionary authority.

Commissions and Expenses

The underwriters have advised us that they propose to offer the shares of common stock and Series B Preferred Stock to the public at the public offering prices set forth on the cover page of this prospectus supplement and to certain dealers, which may include the underwriters, at that price, less a concession not in excess of $     per share of common stock and $         per share of Series B Preferred Stock. After the offering, the public offering price, concession and reallowance to dealers may be reduced by the representatives. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.

The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriters and the proceeds to us, before expenses, in connection with this offering. Such amounts are shown assuming both no exercise and full exercise by the underwriters of their option to purchase additional shares of common stock.

	PER SHARE OF COMMON STOCK		PER SHARE OF SERIES B PREFERRED STOCK	TOTAL
	WITHOUT OPTION TO PURCHASE ADDITIONAL SHARES	WITH OPTION TO PURCHASE ADDITIONAL SHARES		WITHOUT OPTION TO PURCHASE ADDITIONAL SHARES	WITH OPTION TO PURCHASE ADDITIONAL SHARES
Public offering price	$	$	$	$	$
Underwriting discounts and commissions	$	$	$	$	$
Proceeds to us, before expenses	$	$	$	$	$

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions, referred to above, will be approximately $            . We have also agreed to reimburse the underwriters for certain of their expenses up to $25,000.

Listing

Our common stock is traded on The Nasdaq Capital Market under the symbol “VRDN.” Our Series B Preferred Stock is not and will not be listed on a national securities exchange.

Option to Purchase Additional Shares

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase, from time to time, in whole or in part, up to an aggregate of                      shares of common stock from us at the public offering price set forth on the cover page of this prospectus supplement, less underwriting discounts and commissions. If the underwriters exercise this option, each underwriter will be obligated, subject to specified conditions, to purchase a number of additional shares of common stock proportionate to that underwriter’s initial purchase commitment as indicated in the table above.

No Sales of Similar Securities

We, our executive officers and directors and certain of our stockholders have agreed, subject to specified exceptions, not to directly or indirectly:

•

offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of any shares of our common stock beneficially owned (as such term is used in Rule 13d-3 of the Exchange Act) or any other securities so owned that are convertible into or exercisable or exchangeable for our common stock; or

•

dispose of any shares of common stock, options to acquire shares of common stock, or securities exchangeable or exercisable for or convertible into shares of common stock currently or hereafter owned either of record or beneficially.

This restriction terminates after the close of trading of the common stock on and including the 90th day after the date of this prospectus supplement.

Jefferies LLC, SVB Leerink LLC and Evercore Group L.L.C. may, in their sole discretion, and at any time or from time to time before the termination of the 90-day period, release all or any portion of the securities subject to lock-up agreements. Except for customary lock-up exceptions, there are no existing agreements between the underwriters and any of our stockholders who will execute a lock-up agreement that provide consent to the sale of shares of common stock prior to the expiration of the lock-up period.

Stabilization

The underwriters have advised us that they, pursuant to Regulation M under the Exchange Act, and certain persons participating in the offering may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of our common stock at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.

“Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares of our common stock in this offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares of our common stock or purchasing shares of our common stock in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares.

“Naked” short sales are sales in excess of the option to purchase additional shares of our common stock. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering.

A stabilizing bid is a bid for the purchase of shares of our common stock on behalf of the underwriters for the purpose of fixing or maintaining the price of our common stock. A syndicate covering transaction is the bid for or the purchase of shares of our common stock on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if shares of common stock originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

The underwriters may also engage in passive market making transactions in our common stock on The Nasdaq Capital Market in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Electronic Distribution

A prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares of common stock for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters’ web sites and any information contained in any other web site maintained by any of the underwriters is not part of this prospectus supplement and the accompanying prospectus, has not been approved and/or endorsed by us or the underwriters and should not be relied on by investors.

Other Activities and Relationships

The underwriters and certain of their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory services, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their respective affiliates have performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the underwriters or their respective affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriters and their respective affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the common stock offered hereby. Any such short positions would adversely affect future trading prices of the common stock offered hereby. The underwriters and certain of their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Disclaimers about Non-U.S. Jurisdictions

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant State”), no shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which have been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that the shares may be offered to the public in that Relevant State at any time:

(a)	to any legal entity which is a “qualified investor” as defined under Article 2 of the Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of representatives for any such offer; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the shares shall require us or any of the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression “offer to the public” in relation to the shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Notice to Prospective Investors in the United Kingdom

No shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the Shares which has been approved by the Financial Conduct Authority, except that the shares may be offered to the public in the United Kingdom at any time:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(c)	in any other circumstances falling within Section 86 of the FSMA,

provided that no such offer of the shares shall require the Issuer or any Manager to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

Notice to Prospective Investors in Hong Kong

No securities have been offered or sold, and no securities may be offered or sold, in Hong Kong, by means of any document, other than: (i) to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or (ii) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made under that Ordinance; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong (the “CO”) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO. No document, invitation or advertisement relating to the securities has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), that is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities that are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.

This prospectus supplement and the accompanying prospectus have not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus supplement and the accompanying prospectus may not be issued, circulated or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in this prospectus supplement and accompanying prospectus and that he is not acquiring, and has not been offered, any securities in circumstances that contravene any such restrictions.

Notice to Prospective Investors in Japan

The offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended, the “FIEL”) and the underwriters will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (the term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus have not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of common stock offered hereby may not be circulated or distributed, nor may the shares of common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than: (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”); (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA; or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares of common stock are subscribed or purchased under Section 275 of the SFA by a relevant person that is:

•

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•

a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares of common stock pursuant to an offer made under Section 275 of the SFA except:

•	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

•	where no consideration is or will be given for the transfer;

•	where the transfer is by operation of law;

•	as specified in Section 276(7) of the SFA; or

•	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Notice to Prospective Investors in Canada

(A) Resale Restrictions

The distribution of shares of common stock in Canada is being made only in the provinces of Ontario, Quebec, Alberta, British Columbia, Manitoba, New Brunswick and Nova Scotia on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of these securities are made. Any resale of the shares of common stock in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the securities.

(B) Representations of Canadian Purchasers

By purchasing shares of common stock in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

•

the purchaser is entitled under applicable provincial securities laws to purchase the shares of common stock without the benefit of a prospectus qualified under those securities laws as it is an “accredited investor” as defined under National Instrument 45-106 – Prospectus Exemptions or Section 73.3(1) of the Securities Act (Ontario), as applicable,

•	the purchaser is a “permitted client” as defined in National Instrument 31-103 - Registration Requirements, Exemptions and Ongoing Registrant Obligations,

•	where required by law, the purchaser is purchasing as principal and not as agent, and

•	the purchaser has reviewed the text above under Resale Restrictions.

(C) Conflicts of Interest

Canadian purchasers are hereby notified that certain of the underwriters are relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105 – Underwriting Conflicts from having to provide certain conflict of interest disclosure in this document.

(D) Statutory Rights of Action

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the offering memorandum (including any amendment thereto) such as this document contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser of these securities in Canada should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

(E) Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

(F) Taxation and Eligibility for Investment

Canadian purchasers of shares of common stock should consult their own legal and tax advisors with respect to the tax consequences of an investment in the shares of common stock in their particular circumstances and about the eligibility of the shares of common stock for investment by the purchaser under relevant Canadian legislation.

Notice to Prospective Investors in Australia

This prospectus supplement and the accompanying prospectus is not a disclosure document for the purposes of Australia’s Corporations Act 2001 (Cth) of Australia (the “Corporations Act”), has not been lodged with the Australian Securities and Investments Commission and is only directed to the categories of exempt persons set out below. Accordingly, if you receive this prospectus supplement and the accompanying prospectus in Australia, you confirm and warrant that you are either:

•	a “sophisticated investor” under Section 708(8)(a) or (b) of the Corporations Act;

•

a “sophisticated investor” under Section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the Company that complies with the requirements of Section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

•	a person associated with the Company under Section 708(12) of the Corporations Act; or

•	a “professional investor” under Section 708(11)(a) or (b) of the Corporations Act.

To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act, any offer made to you under this prospectus supplement and the accompanying prospectus is void and incapable of acceptance.

Further, you warrant and agree that you will not offer any of the securities issued to you pursuant to this prospectus supplement and the accompanying prospectus for resale in Australia within 12 months of those securities being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under Section 708 of the Corporations Act.

Notice to Prospective Investors in Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968 (the “Israeli Securities Law”), and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus supplement and the accompanying prospectus is being distributed only to, and is directed only at, and any offer of the shares of common stock offered hereby is directed only at: (i) a limited number of persons in accordance with the Israeli Securities Law; and (ii) investors listed in the first addendum to the Israeli Securities Law, as it may be amended from time to time (the “Addendum”), consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum, collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of the Addendum and agree to it.

Notice to Prospective Investors in Switzerland

The shares of common stock may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement and the accompanying prospectus has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement and the accompanying prospectus, nor any other offering or marketing material relating to the shares of common stock or the offering, may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement and the accompanying prospectus, nor any other offering or marketing material relating to the offering, the Company or the shares of common stock offered hereby, have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement and the accompanying prospectus will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares of common stock offered hereby.

EXPERTS

The consolidated financial statements of Viridian Therapeutics, Inc. as of December 31, 2020 and 2019 and for the years then ended have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting. The audit report covering the December 31, 2020 financial statements refers to a change in the method of accounting for Leases as of January 1, 2020 due to the adoption of ASC Topic 842, Leases.

LEGAL MATTERS

The validity of the common stock being offered in this prospectus supplement will be passed on by Gibson, Dunn & Crutcher LLP, San Francisco, California. Certain legal matters in connection with this offering will be passed upon for the underwriters by Wilmer Cutler Pickering Hale and Dorr LLP, New York, New York.

WHERE YOU CAN FIND MORE INFORMATION

The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith, files annual, quarterly and special reports, proxy statements and other information with the SEC. The SEC maintains an Internet website that contains reports, proxy statements and other information about registrants, like us, that file electronically with the SEC. The address of that site is www.sec.gov. Statements contained in this prospectus supplement as to the contents of any contract or other document are not necessarily complete, and in each instance, we refer you to the copy of the contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file after the date hereof with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below:

•

Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on March  26, 2021 (and any portions of our Definitive Proxy Statement on Schedule 14A filed on April 30, 2021 that are incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2020);

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 filed with the SEC on May 7, 2021, and June 30, 2021 filed with the SEC on August 12, 2021;

•

Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on January  4, 2021, January  20, 2021, April 23, 2021, May 17, 2021, June 4, 2021 (as amended on June 15, 2021), July 15, 2021 and July 26, 2021; and

•

The description of our common stock contained in Exhibit 4.5 to our Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the SEC on March 26, 2021, including any amendments or reports filed for the purposes of updating this description.

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act shall be deemed incorporated by reference in this prospectus supplement and to be a part of this prospectus supplement from the date of filing of those documents, with the exception of any portion of any report or document that is not deemed “filed” under such provisions on or after the date of this prospectus supplement, until the earlier of the date on which: (1) all of the securities registered hereunder have been sold; or (2) the registration statement of which this prospectus supplement is a part has been withdrawn.

Under no circumstances will any information filed under current items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Upon written or oral request, we will provide without charge to each person to whom a copy of the prospectus supplement is delivered a copy of the documents incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference herein). You may request a copy of these filings, at no cost, by writing, calling or emailing us at the contact information set forth below. We have authorized no one to provide you with any information that differs from that contained in this prospectus supplement. Accordingly, we take no responsibility for any other information that others may give you. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date of the front cover of this prospectus supplement.

Viridian Therapeutics, Inc.

203 Crescent Street, Bldg. 17, Suite 102B

Waltham, MA 02453

(617) 272-4600

PROSPECTUS

$175,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

From time to time, we may offer and sell up to $175,000,000 of any combination of the securities described in this prospectus. We may also offer securities as may be issuable upon conversion, redemption, exchange or exercise of any securities registered pursuant to this prospectus.

This prospectus provides a general description of securities we may offer. Each time we offer and sell securities, we will provide the specific terms of the securities offered in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference, before buying any of the securities being offered.

This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement.

Our common stock is listed on The Nasdaq Capital Market under the symbol “MGEN.” On March 25, 2020, the last reported sale price of our common stock on The Nasdaq Capital Market was $0.4832 per share. Any applicable prospectus supplement will contain information, as applicable, as to other listings, if any, on The Nasdaq Capital Market or other securities exchange of the securities covered by the prospectus supplement.

We may sell these securities to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the discussion under the heading “Plan of Distribution” in this prospectus and in any applicable prospectus supplement. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus, in any applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration statement, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total aggregate offering price of $175,000,000. This prospectus provides you with a general description of the securities we may offer.

Each time we sell any type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. We may also add, update or change in a prospectus supplement or free writing prospectus any of the information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. This prospectus, together with any applicable prospectus supplement, any related free writing prospectus and the documents incorporated by reference into this prospectus and any applicable prospectus supplement, will include all material information relating to the applicable offering. You should carefully read both this prospectus and any applicable prospectus supplement and any related free writing prospectus, together with the additional information described under “Where You Can Find More Information,” before buying any of the securities being offered.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell or seeking an offer to buy securities under this prospectus or any applicable prospectus supplement and any related free writing prospectus in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any accompanying prospectus supplement, the documents incorporated by reference in this prospectus, any accompanying prospectus supplement and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus, any accompanying prospectus supplement, the documents incorporated by reference in this prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, industry, statistical and market data from our own internal estimates and research as well as from industry and general publications and research, surveys and studies conducted by third parties. Industry publications, studies and surveys generally state that they have been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe that each of these studies and publications is reliable, we have not independently verified statistical, market and industry data from third-party sources. While we believe our internal company research is reliable and the market definitions are appropriate, neither such research nor these definitions have been verified by any independent source.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit or incorporated by reference to the registration statement of which this prospectus forms a part were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk

i

among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made.

Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.

ii

SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference herein and does not contain all the information that may be important to purchasers of our securities. Prospective purchasers of our securities should carefully read the entire prospectus, any applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in any applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. Prospective purchasers of our securities should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus to “Miragen,” “the Company,” “we,” “us,” “our” and similar references refer to Miragen Therapeutics, Inc. and its consolidated subsidiaries.

Company Overview

We are a clinical-stage biopharmaceutical company discovering and developing proprietary RNA-targeted therapies with a specific focus on microRNAs and their role in diseases where there is a high unmet medical need. We have three clinical stage product candidates: cobomarsen, remlarsen, and MRG-110. We are developing cobomarsen for the treatment of patients with certain cancers that have elevated microRNA-155, or miR-155, including cutaneous T-cell lymphoma, or CTCL, and adult T-cell leukemia/lymphoma, or ATLL. Cobomarsen is an inhibitor of miR-155, which is found at abnormally high levels in malignant cells of several blood cancers. We are also developing remlarsen and MRG-229, which are product candidates being developed for the potential treatment of patients with pathological fibrosis, including idiopathic pulmonary fibrosis, or IPF. These product candidates are replacements for miR-29, which is found at abnormally low levels in a number of pathological fibrotic conditions, including cutaneous, cardiac, renal, hepatic, pulmonary and ocular fibrosis, as well as in systemic sclerosis. MRG-110, an inhibitor of microRNA-92, or miR-92, is our product candidate for the treatment of heart failure, wound healing, and other ischemic disease.

We believe our experience in microRNA biology and chemistry, drug discovery, bioinformatics, translational medicine, and drug development allows us to identify and develop microRNA-targeted drugs that are designed to regulate gene pathways to return diseased tissues to a healthy state. We believe that our drug discovery and development strategy will enable us to progress our product candidates from preclinical discovery to confirmation of mechanism of action in humans quickly and efficiently. The elements of this strategy include identification of mechanistic biomarkers, in early-stage clinical trials to assess target engagement in humans, as well as monitoring outcomes in these early-stage clinical trials to help guide later clinical development.

Risk Factors

Investment in our securities is subject to various risks associated with our business and our industry, including the following risks:

•	We will need to raise additional capital, and if we are unable to do so when needed, we will not be able to continue as a going concern.

•

In the past, our management has concluded that, due to our need for additional capital and the uncertainties surrounding our ability to raise such funding, substantial doubt existed as to our ability to continue as a going concern, and our management may make a similar determination in the future.

•	We have historically incurred losses, have a limited operating history on which to assess our business, and anticipate that we will continue to incur significant losses for the foreseeable future.

•	We have never generated any revenue from product sales and may never be profitable.

•	Raising additional capital may cause dilution to our stockholders, restrict our operations, or require us to relinquish rights.

•	Clinical trials are costly, time consuming, and inherently risky, and we may fail to demonstrate safety and efficacy to the satisfaction of applicable regulatory authorities.

•	The approach we are taking to discover and develop novel therapeutics that target microRNAs is unproven and may never lead to marketable products.

•

Our microRNA-targeted therapeutic product candidates are based on a relatively novel technology, which makes it unusually difficult to predict the time and cost of development and the time and cost, or likelihood, of subsequently obtaining regulatory approval. To date, no microRNA-targeted therapeutics have been approved for marketing in the United States.

•	We may not be successful in obtaining or maintaining necessary rights to microRNA targets, product compounds and processes for our development pipeline through acquisitions and in-licenses.

•

We intend to rely on patent rights for our product candidates and any future product candidates. If we are unable to obtain or maintain exclusivity from the combination of these approaches, we may not be able to compete effectively in our markets.

•	We may not have sufficient patent term protections for our product candidates to effectively protect our business.

•	Third-party claims of intellectual property infringement may prevent or delay our development and commercialization efforts.

•

We may not be successful in meeting our obligations under our existing license agreements necessary to maintain our product candidate licenses in effect. In addition, if required in order to commercialize our product candidates, we may be unsuccessful in obtaining or maintaining necessary rights to our product candidates through acquisitions and in-licenses.

•	The market price of our common stock has historically been volatile, and the market price of our common stock may drop in the future.

•	Our failure to meet the continued listing requirements of The Nasdaq Capital Market could result in a delisting of our common stock.

•	We do not anticipate that we will pay any cash dividends in the foreseeable future.

•

Historically, there has not been an active trading market for our common stock, and we cannot guarantee an active market for our common stock will be sustained in the future. As a result, our stockholders may not be able to resell their shares of common stock for a profit, if at all.

These risks and other risks are discussed in greater detail under the section titled “Risk Factors” in this prospectus and in any applicable prospectus supplement and any related free writing prospectus, and discussed under the heading “Risk Factors” contained in our most recent Annual Report on Form 10-K, as may be updated by subsequent annual, quarterly and other reports that are incorporated by reference into this prospectus. We encourage you to read and consider all of these risks carefully.

Corporate Information

We were originally formed in December 2010 as a Delaware limited liability company named Signal Genetics LLC. Immediately prior to the pricing of our initial public offering, in June 2014, we converted from a Delaware limited liability company to a Delaware corporation. In February 2017, we acquired a privately held company named Miragen Therapeutics, Inc., and immediately following the acquisition, we changed our name to “Miragen Therapeutics, Inc.” Our common stock began trading on The Nasdaq Capital Market under the ticker symbol “MGEN” on February 14, 2017.

Our principal executive office is located at 6200 Lookout Road, Boulder, CO 80301, and our telephone number is (303) 531-5952. Our corporate website address is www.miragen.com. The contents of our website are not incorporated into this prospectus, and our reference to the URL for our website is intended to be an inactive textual reference only.

THE SECURITIES WE MAY OFFER

We may offer shares of our common stock and preferred stock, various series of debt securities and warrants to purchase any of such securities, up to a total aggregate offering price of $175,000,000 from time to time in one or more offerings under this prospectus, together with any applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of the relevant offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity;

•	original issue discount, if any;

•	rates and times of payment of interest or dividends, if any;

•	redemption, conversion, exchange or sinking fund terms, if any;

•

conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

•	ranking;

•	restrictive covenants, if any;

•	voting or other rights, if any; and

•	important U.S. federal income tax considerations.

The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

We may sell the securities directly to investors or through underwriters, dealers or agents. We, and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:

•	the names of those underwriters or agents;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding overallotment options, if any; and

•	the estimated net proceeds to us.

Common Stock. We may issue shares of our common stock from time to time. Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, except on matters relating solely to terms of preferred stock. Under our certificate of incorporation, as amended, or certificate of incorporation, and amended and restated bylaws, as amended, or bylaws, our stockholders do not have cumulative voting rights. Because of this, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose. Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock. Holders of common stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future. In this prospectus, we have summarized certain general features of the common stock under “Description of Capital Stock—Common Stock.” We urge you, however, to read any applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to any common stock being offered.

Preferred Stock. We may issue shares of our preferred stock from time to time, in one or more series. Our board of directors will determine the designations, voting powers, preferences and rights of the preferred stock, as well as the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, preemptive rights, terms of redemption or repurchase, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series. Convertible preferred stock will be convertible into or exchangeable for our common stock or other securities. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

If we sell any series of preferred stock under this prospectus, we will fix the designations, voting powers, preferences and rights of such series of preferred stock, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock that we are offering before the issuance of the related series of preferred stock. In this prospectus, we have summarized certain general features of the preferred stock under “Description of Capital Stock—Preferred Stock.” We urge you, however, to read any applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Debt Securities. We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible debt securities will be convertible into or exchangeable for our common stock or preferred stock. Conversion may be mandatory or at the holder’s option and would be at prescribed conversion rates.

The debt securities will be issued under one or more documents called indentures, which are contracts between us and a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. Forms of indentures have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

Warrants. We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities. In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. Forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants being offered have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental warrant agreements and forms of warrant certificates will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

We will evidence each series of warrants by warrant certificates that we will issue. Warrants may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in any applicable prospectus supplement and any related free writing prospectus, and discussed under the heading “Risk Factors” contained in our most recent Annual Report on Form 10-K, as may be updated by subsequent annual, quarterly and other reports that are incorporated by reference into this prospectus. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be adversely affected, which could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the discussion below under the heading “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference herein, contains, and any applicable prospectus supplement or free writing prospectus including the documents we incorporate by reference therein may contain, forward-looking statements that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements contained in this prospectus and the documents referenced above, other than statements of historical fact, including statements regarding our strategy, future operations, future financial position, future revenue, projected expenses, prospects, plans and objectives of management are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” “expect,” “predict,” “potential,” “opportunity,” “goals,” or “should,” and similar expressions are intended to identify forward-looking statements.

Such statements are based on management’s current expectations and involve risks and uncertainties.

Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including, without limitation, statements relating to:

•	our future research and development activities, including clinical testing and the costs and timing thereof;

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our strategy, including clinical development of cobomarsen, our regulatory and clinical strategies for cobomarsen, remlarsen, MRG-229 and other product candidates, and the clinical and commercial potential of our product candidates, if approved;

•	sufficiency of our cash resources;

•	our ability to raise additional funding when needed;

•	any statements concerning anticipated regulatory activities or licensing or collaborative arrangements;

•	our research and development and other expenses;

•	our operations and legal risks;

•	our ability to maintain listing on a national securities exchange;

•	any statement of assumptions underlying any of the foregoing.

We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described above under the heading “Risk Factors.” Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered by this prospectus. Except as described in any applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered by us hereunder, if any, for working capital and general corporate purposes. We may also use a portion of the net proceeds to invest in or acquire businesses or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. We will set forth in any applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to any prospectus supplement or free writing prospectus. Pending these uses, we plan to invest these net proceeds in short-term, interest bearing obligations, certificates of deposit or direct or guaranteed obligations of the United States.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock and provisions of our certificate of incorporation, certificates of designation and amended and restated bylaws are summaries. You should also refer to certificate of incorporation and the amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus is part.

General

As of the date of this prospectus, our certificate of incorporation, authorizes us to issue up to 100,000,000 shares of common stock, $0.01 par value per share, and 5,000,000 shares of preferred stock, $0.01 par value per share. As of March 25, 2020, 53,077,348 shares of our common stock were outstanding, and no shares of our preferred stock were outstanding.

The following summary describes the material terms of our capital stock. The description of capital stock is qualified by reference to our certificate of incorporation and our bylaws.

Common Stock

Voting Rights

Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, except on matters relating solely to terms of preferred stock. Under our certificate of incorporation and bylaws, our stockholders do not have cumulative voting rights. Because of this, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose.

Dividends

Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of our common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

Liquidation

In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock.

Rights and Preferences

Holders of our common stock do not have any preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Fully Paid and Nonassessable

All of our outstanding shares of common stock are fully paid and nonassessable.

Warrants to Purchase Common Stock

As of March 25, 2020, we had 7,535,815 outstanding warrants exercisable for up to an aggregate of 7,535,815 shares of our common stock. Of these warrants, there are warrants outstanding and exercisable for up to 7,500,000 shares of common stock that contain the following terms and conditions subject in all respects to the provisions contained in such warrants:

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Exercisability. The warrants are exercisable at any time following their original issuance and will expire on the fifth anniversary of the date of issuance. The warrants are exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. If a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act of 1933, as amended, or the Securities Act, is not then effective or available, and if a resale registration statement registering the resale of the shares of common stock underlying the warrants under the Securities Act is also not then effective or available, the holder may exercise the warrant through a cashless exercise, in whole or in part, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant. No fractional shares of common stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will round down to the next whole share.

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Exercise Limitation. Holders of the warrants do not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of our stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. However, any holder may increase such percentage up to 9.99%, provided that any increase in such percentage shall not be effective until 61 days after such notice to us.

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Exercise Price. The initial exercise price per share of common stock purchasable upon exercise of each warrant is $1.10. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock.

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Fundamental Transactions. In the event of a fundamental transaction, as described in the warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the holders of the warrants are entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction. In addition, in the event of a fundamental transaction which is approved by our board of directors, the holders of the warrants have the right to require us or a successor entity to redeem the warrants for cash in the amount of the Black-Scholes value of the unexercised portion of the warrants on the date of the consummation of the fundamental transaction. In the event of a fundamental transaction which is not approved by our board of directors, the holders of the warrants have the right to require us or a successor entity to redeem the warrants for the consideration paid in the fundamental transaction in the amount of the Black Scholes value of the unexercised portion of the warrants on the date of the consummation of the fundamental transaction payable at our option in either shares of our common stock (or, in certain cases, in the securities of the successor entity) or cash. These provisions could reduce the likelihood that common stockholders will receive payments upon liquidation or in such a fundamental transaction.

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Rights as a Stockholder. Except as otherwise provided in the warrants or by virtue of the holders’ ownership of shares of our common stock, the holders of our warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until the holders exercise the warrants.

In addition, as of March 25, 2020, we have additional warrants outstanding exercisable for up to an aggregate of 35,815 shares of our common stock, which warrants had a weighted average exercise price of $7.60 per share.

Preferred Stock

Pursuant to our certificate of incorporation, our board of directors has the authority, without further action by the stockholders (unless such stockholder action is required by applicable law or stock exchange listing rules), to designate and issue up to 5,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the designations, powers, preferences, privileges and relative participating, optional or special rights and the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of the common stock, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.

Our board of directors, without stockholder approval, can issue preferred stock with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our company or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of the common stock and may adversely affect the voting power of holders of common stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation.

The following summary of terms of our preferred stock is not complete. You should refer to the provisions of our certificate of incorporation and bylaws and the resolutions containing the terms of each class or series of the preferred stock which have been or will be filed with the SEC at or prior to the time of issuance of such class or series of preferred stock and described in any applicable prospectus supplement. Any applicable prospectus supplement may also state that any of the terms set forth herein are inapplicable to such series of preferred stock, provided that the information set forth in such prospectus supplement does not constitute material changes to the information herein such that it alters the nature of the offering or the securities offered.

We will fix the designations, voting powers, preferences and rights of the preferred stock of each series we issue under this prospectus, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering. We will describe in any applicable prospectus supplement the terms of the series of preferred stock being offered, including, to the extent applicable:

•	the title and stated value;

•	the number of shares we are offering;

•	the liquidation preference per share;

•	the purchase price;

•	the dividend rate, period and payment date and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing;

•	the provisions for a sinking fund;

•	the provisions for redemption or repurchase and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and the conversion rate or conversion price, or how they will be calculated, and the conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and the exchange rate or exchange price, or how they will be calculated, and the exchange period;

•	voting rights of the preferred stock;

•	preemptive rights;

•	restrictions on transfer, sale or other assignment;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of material or special U.S. federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

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any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

If we issue shares of preferred stock under this prospectus, the shares will be fully paid and nonassessable.

The issuance of preferred stock could adversely affect the voting power of holders of common stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation. The issuance could have the effect of decreasing the market price of the common stock. The issuance of preferred stock also could have the effect of delaying, deterring or preventing a change in control of us.

Anti-Takeover Provisions

We are subject to Section 203 of the Delaware General Corporation Law, or Section 203. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

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prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding upon consummation of the transaction, excluding for purposes of determining the number of shares outstanding (i) shares owned by persons who are directors and also officers and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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on or subsequent to the consummation of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a “business combination” to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

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any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; and

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

Certificate of Incorporation and Bylaws

Our certificate of incorporation and bylaws provide that:

•	the authorized number of directors can be changed only by resolution of our board of directors;

•	our bylaws may be amended or repealed by our board of directors or stockholders;

•	our stockholders may not call special meetings of the stockholders or fill vacancies on our board of directors;

•	our stockholders may remove our directors only for cause;

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all vacancies, including newly created directorships, may, except as otherwise required by law or subject to the rights of holders of preferred stock as designated from time to time, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

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our board of directors will be authorized to issue, without stockholder approval, preferred stock, the rights of which will be determined at the discretion of our board of directors and that, if issued, could operate as a “poison pill” to dilute the stock ownership of a potential hostile acquirer to prevent an acquisition that ours board of directors does not approve;

•	our stockholders do not have cumulative voting rights, and therefore our stockholders holding a majority of the shares of common stock outstanding will be able to elect all of our directors;

•	our stockholders must comply with advance notice provisions to bring business before or nominate directors for election at a stockholder meeting; and

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the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (1) any derivative action or proceeding brought on our behalf, (2) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employee to us or our stockholders, (3) any action asserting a claim against us arising pursuant to any provision of the Delaware General Corporation Law or our certificate of incorporation or bylaws or (4) any action asserting a claim against us governed by the internal affairs doctrine. Notwithstanding the foregoing, these choice of forum provisions do not apply to suits brought to enforce a duty or liability created by the Securities Act, the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction.

These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of us. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, these provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they may also reduce fluctuations in the market price of our shares that could result from actual or rumored takeover attempts.

Potential Effects of Authorized but Unissued Stock

Our shares of common stock and preferred stock available for future issuance without stockholder approval. We may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, to facilitate corporate acquisitions or payment as a dividend on the capital stock.

The existence of unissued and unreserved common stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third-party attempt to obtain control by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, our board of directors has the discretion to determine designations, rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each series of preferred stock, all to the fullest extent permissible under the Delaware General Corporation Law and subject to any limitations set forth in our certificate of incorporation. The purpose of authorizing the board of directors to issue preferred stock and to determine the rights and preferences applicable to such preferred stock is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible financings, acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from acquiring, a majority of our outstanding voting stock.

Amendments to Governing Documents

Generally, the amendment of our certificate of incorporation requires approval by our board of directors and a majority vote of stockholders. Any amendment to our bylaws requires the approval of either a majority of our board of directors or approval of at least a majority of the votes entitled to be cast by the holders of our outstanding capital stock in elections of our board of directors.

Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “MGEN.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStock Transfer, LLC. The transfer agent and registrar’s address is 18 Lafayette Place, Woodmere, New York 11598.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title of the series of debt securities;

•	any limit upon the aggregate principal amount that may be issued;

•	the maturity date or dates;

•	the form of the debt securities of the series;

•	the applicability of any guarantees;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

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if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

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the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

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if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

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the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

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any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

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whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

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if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

•	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

•	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

•

additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

•	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

•	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

•	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

•	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

•

the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any, and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

•	any restrictions on transfer, sale or assignment of the debt securities of the series; and

•

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

•

if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

•

if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

•

if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•

subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;

•	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

•

the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

•	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

•	to comply with the provisions described above under “Description of Debt Securities-Consolidation, Merger or Sale;”

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•

to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

•

to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

•

to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities-General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of any debt securities of any series;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	provide for payment;

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	pay principal of and premium and interest on any debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the trustee;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange of any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in any applicable prospectus supplement the other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, preferred stock, and debt securities, and may be issued in one or more series. Warrants may be issued independently or together with common stock, preferred stock, or debt securities offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in any applicable prospectus supplement and any free writing prospectus. The terms of any warrants offered under any applicable prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We have filed forms of the warrant agreements and forms of warrant certificates as exhibits to the registration statement of which this prospectus is a part. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, if any, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read any applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We will describe in any applicable prospectus supplement the terms relating to a series of warrants being offered, including:

•	the title of such securities;

•	the offering price or prices and aggregate number of warrants offered;

•	the currency or currencies for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued, and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•

in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at which, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•

in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which, and the currency in which, these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	the terms of any rights to force the exercise of the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	a discussion of any material or special U.S. federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•

in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•

in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in any applicable prospectus supplement at the exercise price that we describe in any applicable prospectus supplement. Unless we otherwise specify in any applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in any applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Unless we otherwise specify in any applicable prospectus supplement, holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in any applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in any applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent in connection with the exercise of the warrant.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in any applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in any applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Governing Law

Unless we provide otherwise in any applicable prospectus supplement, the warrants and warrant agreements, and any claim, controversy or dispute arising under or related to the warrants or warrant agreements, will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in any applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any applicable trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the legal holder, we have no further responsibility for the payment or notice even if that legal holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the legal holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in any applicable prospectus supplement, DTC will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•

an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•

an investor will be an indirect holder and must look to his or her own bank, broker or other financial institution for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•

an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security;

•

we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security, nor do we or any applicable trustee supervise the depositary in any way;

•

the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your bank, broker or other financial institution may require you to do so as well; and

•

financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks, brokers or other financial institutions to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

Unless we provide otherwise in any applicable prospectus supplement, the global security will terminate when the following special situations occur:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by any applicable prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, direct sales to the public, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We may also sell equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415 under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either:

•

on or through the facilities of The Nasdaq Capital Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

•	other than on The Nasdaq Capital Market or such other securities exchanges or quotation or trading services.

Such at the market offerings, if any, may be conducted by underwriters acting as principal or agent.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of the underwriters, if any;

•	the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;

•	any over-allotment or other options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment or other option. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in an applicable prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in an applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so, and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters or agents that are qualified market makers on The Nasdaq Capital Market may engage in passive market making transactions in the common stock on The Nasdaq Capital Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

Unless otherwise indicated in any applicable prospectus supplement, Cooley LLP, Broomfield, Colorado, will pass upon the validity of the securities offered by this prospectus and any supplement thereto. Additional legal matters may be passed upon for us or any underwriters, dealers or agents by counsel that we name in any applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Miragen Therapeutics, Inc., as of December 31, 2019 and 2018, and for the years then ended, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019, have been incorporated by reference herein and in the registration statement, in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2019 financial statements refers to a change to the method of accounting for revenue due to the adoption of ASC Topic 606, Revenue from Contracts with Customers.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge through the Internet. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below that we have filed with the SEC (Commission File No. 001-36483) and any future filings (including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement) we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until the termination of the offering of the securities covered by this prospectus (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K):

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our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on March 13, 2020 (including the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 from our definitive proxy statement on Schedule 14A (other than information furnished rather than filed));

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our Current Reports on Form 8-K and any amendments thereto (excluding any reports or portions thereof that are deemed to be furnished and not filed) filed with the SEC on the following dates: January  30, 2020, February 6, 2020, February 7, 2020 and February 19, 2020; and

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the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on June 6, 2014, including any amendments thereto or reports filed for the purposes of updating this description.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus.

You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Miragen Therapeutics, Inc.

6200 Lookout Road

Boulder, CO 80301

Attn: Investor Relations

Tel: (720) 407-4595

Email: investorrelations@miragenrx.com

This prospectus is part of a registration statement we filed with the SEC. That registration statement and the exhibits filed along with the registration statement contain more information about us and the shares in this offering. Because information about documents referred to in this prospectus is not always complete, you should read the full documents which are filed as exhibits to the registration statement. You may read and copy the full registration statement and its exhibits at the SEC’s public reference rooms or its website.

                    Shares of Common Stock

Shares of Series B Preferred Stock

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Jefferies

SVB Leerink

Evercore ISI

                , 2021